UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016 (August 8, 2016)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01    Entry into a Material Definitive Agreement.

On August 8, 2016, Inland Residential Properties Trust, Inc. (the “Company”) entered into an Amended and Restated Business Management Agreement (the “Restated Business Management Agreement”) with Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of Inland Real Estate Investment Corporation, the Company’s sponsor, which amends the existing Business Management Agreement with the Business Manager dated February 17, 2015 (the “Original Business Management Agreement”) to, among other things, delete the obligation to pay Acquisition Fees, Real Estate Sales Commissions and Financing Fees (each as defined below) payable to the Business Manager by the Company.

The Original Business Management Agreement required the Company to pay acquisition fees of 1.5% of the contract purchase price of each property and real estate-related asset the Company acquires (“Acquisition Fees”), real estate sales commissions up to the lesser of (i) one-half of the customary commission paid to a third-party broker for the sale of a comparable property, and (ii) 1.0% of the gross sales price of the property sold (“Real Estate Sales Commissions”), and mortgage financing fees equal to 0.25% of the amount available or borrowed under the financing or the assumed debt (“Financing Fees”). Other than the amendments to delete the requirement to pay Acquisition Fees, Real Estate Sales Commissions and Financing Fees, the material terms of the Original Business Management Agreement remain in effect.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

1.1	Amended and Restated Business Management Agreement, dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	August 9, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amended and Restated Business Management Agreement, dated August 8, 2016

4